UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2007

ARDENT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51115	1635240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4311 General Howard Drive, Clearwater, FL	33762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 727-539-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2007, in connection with the closing of the acquisition of Avantair, Inc. (“Avantair”) described in Item 2.01, Ardent Acquisition Corporation (“Ardent” or the “Company”) entered into a Stockholders Agreement with certain holders of its common stock. The executive officers of Avantair, along with certain other owners and beneficial owners of Avantair’s common stock, agreed not to transfer, sell, assign, pledge or otherwise dispose of a portion of the shares of Ardent common stock that they receive at the closing of the acquisition described in Item 2.01 below, other than certain permitted transfers to relatives, affiliates, family trusts and the like. This restriction will apply until the second anniversary of the closing of the acquisition, except with respect to any shares (a) held by Camelot 27 LLC, John Waters, Kevin McKamey or Jeffrey Kirby which are received by them in exchange for shares of Avantair common stock purchased by them in connection with an equity financing transaction involving Avantair which closed in October 2006, or (b) which are owned by BHP Partners LLC (an owner of shares of Avantair’s common stock) for whom these restrictions will lapse (subject to applicable securities laws) with respect to one-third of its shares of Ardent common stock every six months following the closing of the acquisition.

The initial stockholders of Ardent and these stockholders of Avantair agree to designate certain individuals for election to Ardent’s Board of Directors and to vote for such individuals. Ardent’s initial stockholders shall have the right to designate three directors, who shall initially be Barry J. Gordon (who shall also be elected non-executive Chairman of Ardent’s Board of Directors), Arthur H. Goldberg and Stephanie A. Cuskley. Two of Ardent’s initial stockholders’ designees must qualify as “independent” directors under applicable securities laws and applicable market exchange rules. The Avantair stockholders shall have the right to designate four directors (one of whom is subject to the consent of Ardent’s initial stockholders), who shall initially be Steven Santo, John Waters, A. Clinton Allen and Robert J. Lepofsky. Two of the designees of the Avantair stockholders (including the designee who is subject to the consent of Ardent’s initial stockholders) must also qualify as an independent directors. The respective rights of the initial stockholders of Ardent and the stockholders of Avantair will terminate on the later of 60 days following the date on which Ardent files its Form 10-K with respect to the fiscal year ending June 30, 2008, and the date on which each group beneficially owns (on a collective basis) less than 50% of the percentage of Ardent’s common stock that they beneficially own (on a collective basis) immediately following the closing of the acquisition.

ITEM 2.01.	COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

On February 22, 2007, Ardent acquired all of the outstanding shares of capital stock of Avantair, a North American fractional aircraft operator, from Camelot 27 LLC, John Waters, Jeffrey Kirby, Kevin McKamey, BHP Partners, LLC, Andrew Rosen, Craig Effron, Berdan Holdings LLC, BRMR, LLC, Dalewood Associates, LP, Gracie Capital LP, Hummingbird Value Fund LP, Hummingbird Concentrated Fund LP, Hummingbird Microcap Fund LP, Pleiades Investment Partners-R, LP, Potomac Capital Partners LP, Potomac Capital International Ltd. and Seneca Capital, LP, in accordance with the terms of the Stock Purchase Agreement, dated as of October 2, 2006, as amended on December 15, 2006 (the “Stock Purchase Agreement”), between Ardent and certain stockholders of Avantair, and the Letter Agreement, dated October 2, 2006 (the “Letter Agreement”), between Ardent and other stockholders of Avantair. We refer to the Stock Purchase Agreement and the Letter Agreement collectively as the “Purchase Agreement.”

Under the terms of the Purchase Agreement, Ardent issued 6,684,822 shares of its common stock in consideration of all of the outstanding capital stock of Avantair. In addition to the shares described above, Ardent has agreed that the stockholders of Avantair are eligible to receive contingent deferred payments, as follows:

•

At the end of the fiscal year ending June 30, 2007, Ardent will calculate (based on its annual audited consolidated financial statements for such fiscal year) its net income or loss, plus (i) interest expense, (ii) total taxes paid or payable, and (iii) depreciation and amortization expense, all as determined on a consolidated basis in accordance with GAAP (except, for the purposes of this calculation, any revenues generated by Ardent with respect to sales of aircraft (or interests therein) and the associated costs shall be treated as recognized in the fiscal year of sale and not amortized over a period of several years). If this calculated amount, which is sometimes referred to as Cash EBITDA, is greater than $6,000,000 for the fiscal year ending June 30, 2007, Ardent will issue an aggregate of 954,975 shares of its common stock to Avantair’s stockholders.

•

At the end of the fiscal year ending June 30, 2008, Ardent will calculate (based on its annual audited consolidated financial statements for such fiscal year) Cash EBITDA. If Cash EBITDA is greater than $20,000,000 for the fiscal year ending June 30, 2008, Ardent will issue an aggregate of 4,774,873 shares of its common stock to Avantair’s stockholders.

•

If at any time prior to February 23, 2009, the closing trading price on the Over-the-Counter Bulletin Board (or on a national securities market on which Ardent’s common stock is then quoted for trading) of Ardent’s common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share, then Ardent will issue an additional aggregate of 4,774,873 shares of its common stock to Avantair’s stockholders.

The following is a description of the Company’s business after giving effect to the transactions described in this Item 2.01.

Business

The Company’s business is described in the definitive proxy statement filed by Ardent with the Securities and Exchange (the “SEC”) on February 1, 2007 (the “Definitive Proxy Statement”) in the section entitled “Business of Avantair” beginning on page 90, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Avantair

Management’s discussion and analysis with respect to Avantair are described in the Definitive Proxy Statement in the Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Avantair” beginning on page 99, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the Section entitled “Risk Factors” beginning on page 28, which is incorporated herein by reference.

Properties

The Company’s principal executive office is located at 4311 General Howard Drive, Clearwater, FL, 33762. The Company’s facilities are described in the Definitive Proxy Statement in the section entitled “Business of Avantair — Properties” beginning on page 99, which is incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information regarding the beneficial ownership of Ardent’s common stock as of February 26, 2007 by:

•	each person known by Ardent to be the beneficial owner of more than 5% of Ardent’s outstanding shares of common stock;

•	each of Ardent’s officers and directors; and

•	all of Ardent’s officers and directors as a group.

Unless otherwise indicated, Ardent believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Paul Sonkin (2)	2,513,778	16.7%

Steven Santo (3)	1,641,650 (4)	10.9%

Allison Roberto (3)	1,641,650 (4)	10.9%

Barry J. Gordon (5)	1,004,066 (6)	6.7%

Jeff Feinberg (7)	1,000,000	6.7%

Jeffrey Kirby (8)	936,282 (9)	6.2%

Seth Klarman (10)	817,000	5.4%

Marc H. Klee (5)	780,813 (11)	5.2%

BHP Partners, LLC (12)	756,426 (13)	5.0%

Jonathan Auerbach (14)	750,000	5.0%

John Waters	695,034 (15)	4.6%

Kevin McKamey	337,445 (16)	2.2%

Arthur H. Goldberg (17)	335,000(18)	2.2%

Robert Lepofsky	10,000 (19)	***

A. Clinton Allen	7,000 (20)	***

Stephanie A. Cuskley	N/A (21)	***

All directors and executive officers as a group (8 individuals)	4,030,195 (22)	26.7%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following is 4311 General Howard Drive, Clearwater, FL 33762.
(2)	The business address of Mr. Sonkin is 460 Park Avenue, 12th Floor, New York, New York 10022. The shares are held by Hummingbird Value Fund, L.P., The Hummingbird Microcap Value Fund, L.P. and The Hummingbird Concentrated Fund, L.P. Mr. Sonkin, as managing member and control person of Hummingbird Management LLC, the investment manager of such entities, has sole voting and dispositive power over such shares.
(3)	Steven Santo and Allison Roberto’s shares of Ardent common stock are held by Camelot 27 LLC, a limited liability company jointly owned and controlled by Mr. Santo and Mrs. Roberto.
(4)	Includes 771,123 shares held in escrow. Additionally, all listed shares are subject to voting restrictions and 1,461,794 shares are subject to transfer restrictions pursuant to a stockholders agreement described in Item 1.01 above.
(5)	The business address of each of these individuals is c/o American Fund Advisors, Inc., 1415 Kellum Place, Suite 205, Garden City, NY 11530.
(6)	Includes 374,626 shares of common stock issuable upon exercise of warrants that are currently exercisable. Does not include 30,000 shares of common stock issuable upon the exercise of stock options which are not exercisable within the next 60 days. Additionally, all listed shares are subject to voting restrictions pursuant to the stockholders agreement described in Item 1.01 above.
(7)	The business address of Mr. Feinberg is JLF Asset Management, LLC, 2775 Via De La Valle, Suite 204, Del Mar CA 92014.
(8)	The business address of Mr. Kirby is P.O. Box 70458, Reno, NV 89570.
(9)	Includes 439,795 shares held in escrow. Additionally, all listed shares are subject to voting restrictions and 756,426 shares are subject to transfer restrictions pursuant to the stockholders agreement described in Item 1.01 above.
(10)	The business address of Mr. Klarman is The Baupost Group, LLC, 10 St. James Avenue, Suite 2000, Boston, MA 02116
(11)	Includes 291,373 shares of common stock issuable upon exercise of warrants that are currently exercisable. Additionally, all listed shares are subject to voting restrictions pursuant to a stockholders agreement described in Item 1.01 above.
(12)	The business address of BHP Partners, LLC is 2300 S. Archer Avenue, Chicago, IL 60616
(13)	All such shares are subject to voting and transfer restrictions pursuant to the stockholders agreement described in Item 1.01 above.
(14)	The business address of Mr. Auerbach is Hound Partners, LLC, 101 Park Avenue, 48th Floor, New York, NY 10178.
(15)	Includes 232,529 shares held in escrow and 200,000 Ardent warrants which are currently exercisable. Each such warrant is exchangeable for 1 share of Ardent common stock. Additionally, all listed shares are subject to voting restrictions and 315,178 shares are subject to transfer restrictions pursuant to a stockholders agreement described in Item 1.01 above.

(16)	Includes 158,506 shares held in escrow. Additionally, all listed shares are subject to voting restrictions and 158,506 shares are subject to transfer restrictions pursuant to a stockholders agreement described in Item 1.01 above.
(17)	Mr. Goldberg’s business address c/o Corporate Solutions Group, 175 Great Neck Road, Suite 408, Great Neck, NY 11021.
(18)	Includes 125,000 shares of common stock issuable upon exercise of warrants that are currently exercisable. Does not include 30,000 shares of common stock issuable upon the exercise of stock options which are not exercisable within the next 60 days. Additionally, all listed shares are subject to voting restrictions pursuant to a stockholders agreement described in Item 1.01 above.
(19)	Does not include 30,000 shares of common stock issuable upon the exercise of stock options which are not exercisable within the next 60 days.
(20)	Does not include 30,000 shares of common stock issuable upon the exercise of stock options which are not exercisable within the next 60 days.
(21)	Does not include 30,000 shares of common stock issuable upon the exercise of stock options which are not exercisable within the next 60 days.
(22)	Includes 699,626 shares of common stock issuable upon exercise of warrants that are currently exercisable, 1,126,158 shares held in escrow and 2,691,904 shares which are subject to restrictions on transfer in the Company’s stockholders agreement and excludes 150,000 shares issuable upon the exercise of stock options which are not exercisable within the next 60 days.

In addition to the escrows described above, 1,500,000 shares of Ardent’s outstanding common stock owned by its stockholders prior to our initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described in the Definitive Proxy Statement in the Section entitled “Certain Relationships and Related Transactions” on page 129, which is incorporated herein by reference.

Barry J. Gordon, Marc H. Klee and Arthur H. Goldberg may be deemed to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

Market for Common Equity and Related Stockholder Matters

Market Information

PER SHARE MARKET PRICE INFORMATION

The shares of Ardent common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols “AACQ,” “AACQW” and “AACQU,” respectively. On February 26, 2007, the last quoted sale prices of AACQ, AACQW and AACQU were $5.35, $0.77 and $7.25, respectively. Each unit of Ardent consists of one share of Ardent common stock and two redeemable common stock purchase warrants.

There is no established public trading market for the shares of common stock of Avantair because it was a private company prior to the acquisition.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Ardent’s common stock, warrants and units as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

	Common Stock*		Warrants*		Units**
Quarter Ended	High	Low	High	Low	High	Low
2005

First Quarter	5.20	5.12	0.70	0.65	6.60	6.30

Second Quarter	5.20	4.90	0.64	0.52	6.35	5.95

Third Quarter	5.15	4.90	0.64	0.46	6.30	5.75

Fourth Quarter	5.23	5.06	0.59	0.41	6.27	5.90

2006

First Quarter	5.48	5.19	0.78	0.50	7.06	6.13

Second Quarter	5.45	5.30	0.77	0.43	6.88	6.20

Third Quarter	5.37	5.29	0.48	0.36	6.20	6.00

Fourth Quarter	5.51	5.31	0.70	0.35	6.70	6.02

2007

First Quarter (through February 26, 2007)	5.68	5.34	0.90	0.49	7.30	6.38

*	Commencing March 8, 2005
**	Commencing February 25, 2005

Holders

As of February 26, 2007, there were 27 holders of record of Ardent common stock, two holders of record of Ardent warrants and one holder of record of Ardent units.

Dividends

Ardent has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon Ardent’s revenues and earnings, if any, capital requirements and general financial condition subsequent to a business combination will be within the discretion of Ardent’s then board of directors. It is the present intention of Ardent’s Board of Directors to retain all earnings, if any, for use in Ardent’s business operations and, accordingly, Ardent’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Legal Proceedings.

The Company’s legal proceedings are described in the Definitive Proxy Statement in the section entitled “Information About Avantair - Legal Proceedings” beginning on page 98, which is incorporated herein by reference.

Securities Authorized for Issuance Under Compensation Plans

None

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Directors, Executive Officers, Promoters and Control Persons.

Our current directors and executive officers are as follows:

Name	Age	Position
Barry J. Gordon	61	Director and non-executive Chairman of the Board of Directors

Arthur H. Goldberg	64	Director

Steven Santo	39	Chief Executive Officer and Director

John Waters	60	Chief Financial Officer and Director

Stephanie A. Cuskley	46	Director

A Clinton Allen	62	Director

Robert J. Lepofsky	62	Director

Kevin McKamey	42	Executive Vice-President

Tracy L. Chaplin	41	Chief Operating Officer

Barry J. Gordon has been Ardent’s Chairman of the Board and Chief Executive Officer since its inception. Mr. Gordon has nearly 40 years of experience in evaluating aviation industry securities, including membership for 25 years in the Society of Airline Analysts (with 5 years as its president), and over 30 years experience in the senior management of a mutual fund specializing in the airline, aerospace and technology industries. Mr. Gordon served as executive vice president of American Fund Advisors, Inc. from September 1978 until December 1980, as its president from December 1980 until May 1987 and has been its chairman of the board since May 1987. American Fund Advisors is a private money management firm that manages money for high net worth individuals, pension and profit sharing plans. Mr. Gordon has been a director of American Fund Advisors since December 1980. From December 1991 to March 2005, he was president, and from December 1991 to December 1993, he was director, of the John Hancock Technology Series, Inc., an investment company. Since September 1999, Mr. Gordon has been President, Chief Executive Officer and a director of BlueStone AFA Management, LLC, the general partner of the AFA Private Equity Fund 1 (formerly BlueStone AFA Fund), a venture capital fund providing equity capital for public and private companies primarily in the technology sector, and since January 2000, he has been a director of the AFA Private Equity Fund. Mr. Gordon has also been chairman of the board and Chief Executive Officer of the New Jersey Cardinals, a Class A affiliate of the St. Louis Cardinals, from February 1990 until April 2006 and the Norwich Navigators, a Class AA affiliate of the San Francisco Giants, from March 1991 until April 2005. He also served as a director of Winfield Capital Corp., an Over The Counter Bulletin Board listed small business investment company, from October 1995 to October 2005. In 1992, Mr. Gordon was awarded Entrepreneur of the Year for Long Island in financial services. Mr. Gordon received a B.B.A. from the University of Miami and an M.B.A. from Hofstra University.

Arthur H. Goldberg has been a member of Ardent’s Board of Directors since inception. Mr. Goldberg has served as a member of Corporate Solutions Group since January 2000. From February 1994 to December 1999, Mr. Goldberg served president of Manhattan Associates, an investment and merchant banking firm. Mr. Goldberg has been a director of Atlantic Realty Trust, a NASDAQ SmallCap listed real estate investment trust, since 1996, and has been a trustee of Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust), a New York Stock Exchange listed real estate investment trust, since 1998. Mr. Goldberg received a B.S. (cum laude) from New York University Stern School and a J.D. from the New York University School of Law.

Steven Santo has served as Chief Executive Officer, President and a director of Avantair since its inception in June 2003 and Skyline Aviation Services, Inc. since June 2002. Mr. Santo is a licensed, commercially-rated pilot who has been flying for approximately 15 years. From 1995 through 2001, Mr. Santo practiced law as an attorney in private practice, concluding his law practice in 2001 as a name partner at the firm of Fields, Silver & Santo. From 1992 to 1995, Mr. Santo served as an Assistant District Attorney in New York working in the office’s major crimes unit. Mr. Santo received a J.D. from St. Johns School of Law and a bachelor’s degree from Villanova University.

John Waters has served as Chief Financial Officer, Treasurer and a director of Avantair since October 2006. From December 2005 to September 2006, Mr. Waters served as a consultant to Avantair. From July 2004 through December 2005 he was the Chief Administrative Officer of Authentidate Holdings Corp. Upon his retirement from Arthur Andersen & Co. in August 2001 he formed John Waters Consulting LLC, an entity that provided merger and acquisition services to several private equity organizations primarily located in New York City. From June 1967 though August 2001, Mr. Waters was employed by Arthur Andersen & Co. LLP. When he retired he was senior partner in that firm and in 1992 helped form and lead their acquisition Advisory Business Segment which provided merger and acquisition and structuring advice to private equity organizations and also consulted on several large cross border acquisitions initiated by clients located outside the United States. Mr. Waters received a bachelor’s degree in business administration from Iona College and is a Certified Public Accountant.

Stephanie A. Cuskley has been on the board of directors of Insituform Technologies Inc. (NASDAQ:INSU) since 2005 and is chair of its audit committee. Until her retirement in 2005, Ms. Cuskley was a managing director with JPMorgan Chase where she most recently (2003-2005) headed Investment Banking Coverage for the firm’s mid-cap clients located in the eastern US. Ms. Cuskley joined JPMorgan Chase in 1994 and spent 7 years in high yield origination. Subsequently, from 2001 to 2003, she led a global culture and leadership development initiative (LeadershipMorganChase) sponsored by the firm’s CEO and

Executive Committee. Prior to joining JPMorgan Chase, Ms. Cuskley was an Executive VP with Integrated Resources, a large NY-based financial services company, and advised on their financial restructuring. She started her investment banking career in 1985 at Drexel Burnham Lambert as a corporate finance generalist. She is also a commissioner and co-head of the Economic Development committee of the NYC Mayor’s Commission on Women’s Issues and a member of the Resources Development Committee for United Way of New York City. Ms. Cuskley received her MBA from Cornell and her BA from the University of Toronto.

A. Clinton Allen has been the Chairman and Chief Executive Officer of A.C. Allen & Company, a holding company and consulting firm since 1987. In 2002, Mr. Allen became, and is currently, non-executive chairman and director of Collectors Universe, a provider of value added services to dealers and collectors. From 1989 to 2002, Mr. Allen served as Vice Chairman of the Board of Psychemedics Corporation, Inc., a biotechnology company with a proprietary drug testing product, and as Chairman of the Board of Psychemedics from 2002 to 2003. Mr. Allen was Vice Chairman and a director of the DeWolfe Companies, a real estate firm, from 1991 until it was acquired by Cendant Corporation in 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands, world’s leading distributor of Swiss Army products from 1994 until it was acquired by Victorinox Corporation in 2002. Mr. Allen also provided the original financing for Blockbuster Entertainment, was their founding director, and served on the Board until Blockbuster was acquired by Viacom/Paramount in 1994. Mr. Allen also served as a director of Steinway Musical Instruments Company, a manufacturer of musical instruments, since 1999 and, since 2003, as its lead director; since 2003, as a director and member of the executive committee of LKQ Corporation, a supplier of recycled OEM automotive parts; and since 2003, as a director of Brooks Automation, a provider of integrated tool and factory automation solutions for the global semiconductor and related industries. Mr. Allen received his undergraduate degree from Harvard University.

Richard J. Lepofsky has been Chairman of Westcliff Capital Group, a private holding company since November 2006. After serving for ten years on the Board of Directors of Ensign-Bickford Industries, Inc., a broadly diversified, privately-held corporation with business interests ranging from food flavorings, industrial manufacturing, aerospace defense products and real estate development, Mr. Lepofsky became President and Chief Executive Officer of Ensign-Bickford in January 2005, a position he held until his retirement in November, 2006. From January 1989 to December 2004, Mr. Lepofsky was President and Chief Executive Officer of Helix Technology Corporation, a publicly-held producer of innovative vacuum systems for the semiconductor industry and Mr. Lepofsky served as previously served as its Senior Vice President and Chief Operating Officer from 1979 through 1988. In January 2005 Mr. Lepofsky was named non-executive Chairman of the Board of Helix, a position he held until October 2005 when Helix merged with Brooks Automation, Inc., a publicly held producer of factory automation solutions for the global semiconductor and related industries. Mr. Lepofsky is a director of Moldflow Corporation, a publicly-held provider of software products and services for the plastics industry and chair of its Corporate Governance and Nominating committee. In the not-for-profit sector Mr. Lepofsky is Vice-Chairman of the CareGroup Health System, a major Harvard-affiliated healthcare system in Boston and a member of the Board of Overseers of the Boston Symphony Orchestra. Mr. Lepofsky received his B.S. degree from Drexel Institute of Technology.

Kevin McKamey has served as Executive Vice President of Avantair Inc. since October 2002. As a licensed commercial rated pilot with more than 3000 hours in the Piaggio Avanti, Mr. McKamey served as Manager of Flight and Sales Support with Piaggio America from September 2000 to October 2002. Previously, Mr. McKamey served as the Flight Department Manager of Lazzara Yachts from September 1997 to September 2000, one of the first companies to operate the Piaggio Avanti when Piaggio America reformed in the United States. From 1990 to 1997, Mr. McKamey worked with Delta airlines in the Technical Support division of their maintenance department. In December 1990, Mr. McKamey formed Kevco Aviation Inc., a service company that performs maintenance services, equipment leasing, and ground handling services for the airlines. Mr. McKamey received his Bachelor’s degree in Aviation Business Administration from Embry-Riddle Aeronautical University.

Tracy L. Chaplin has served as the Chief Operating Officer of Avantair, Inc. since February 2006. From February 2001 through April 2003, Ms. Chaplin was employed as Director, Material Management, Technical Services and from April 2003 through February 2006 as Chief Purchasing Officer of Flight Options, LLC, an affiliate of Raytheon and the second largest provider worldwide of fractional ownership programs for new and previously owned business jets. From August 1988 until February 2001, Ms. Chaplin held various management positions at Emery Worldwide Airlines, a cargo airline which provides global air and ocean freight transportation, logistics management and customs brokerage services to manufacturing, industrial, retail and government customers. Ms. Chaplin received a B.S. degree in economics from Wright State University.

Director and Executive Officer Compensation

The compensation of our directors and executive officers is generally described in the Definitive Proxy Statement in the sections entitled “Executive Compensation” beginning on page 114, which is incorporated herein by reference. Additional disclosure regarding the terms of each of the employment agreements between Avantair and Steven Santo and John Waters, respectively, is described in the Definitive Proxy Statement in the section entitled “Employment Agreements” beginning on page 85, which is incorporated herein by reference.

Certain Relationships and Related Transactions

In March 2004, Avantair hired Kevco, a construction management business owned by Kevin McKamey, the Avantair’s Executive Vice President, to perform tenant improvements on Avantair’s Clearwater, Florida facility.

In November of 2005, CNM, the former majority shareholder of Avantair, sold all of its common stock to Andiamo Air, LLC for $1 million in cash. The managing partner of Andiamo Air, LLC and former Executive Chairman of Avantair, Mr. Rapetti, gave a personal guarantee to the former majority shareholder of Avantair for all of the debt outstanding as of that date, such debt in the approximate amount of $43 million on such date.

In fiscal 2006, Avantair rented an aircraft hangar in Reno, Nevada from CNM Hanger, LLC (“CNM”), a former shareholder of Avantair. The lease was terminated on October 1, 2006.

Steven Santo (the Company’s Chief Executive Officer), Charles N. Matthewson (a former stockholder of Avantair), CNM, Inc. and Jeffrey Kirby (an owner of more than 5% of the Company’s capital stock) have each personally guaranteed all Avantair’s repayment obligations to Wells Fargo Bank, N.A. (“Wells Fargo”), a creditor of Avantair, under various Promissory Notes. As of September 30, 2006, the aggregate amount owed by Avantair to Wells Fargo was approximately $7.6 million.

Effective September 8, 2006, Avantair’s former Chairman, Al Rapetti, resigned. In connection therewith it was agreed that the amounts due from him ($644,766) were forgiven in exchange for a significant portion of the stock he owns. On November 16, 2006, Avantair entered into an agreement to purchase all of the outstanding stock owned by Mr. Rapetti which consisted of 315,178 shares of common stock for $500,000. Avantair has waived any rights it has to claims against Al Rapetti.

Avantair leased an apartment, which is owned by Mrs. Rapetti, for use by Company personnel and clients. Rental payments of approximately $23,000 were paid to her for the three months ended September 30, 2006. Effective September 8, 2006, Avantair terminated the arrangement.

Avantair entered into a Services Agreement, dated November 4, 2005, by and between Avantair and Elementary Etiquette Society. Avantair paid the cost of continuing education of pilots to Elementary Etiquette Society, a company that is owned by the wife of Al Rapetti, Avantair’s former Chairman. The payments made to Elementary Etiquette Society approximated $220,000 for the year ended June 30, 2006. Effective September 2006, this agreement has been terminated. Also, Mrs. Rapetti previously shared some of the office space under the Commercial Lease, dated December 27, 2005, between Avantair and Bagatelle Commercial, LLC. Effective November 7, 2006, Avantair terminated this agreement.

Avantair entered into a Aircraft Dry Lease Agreement, dated August 1, 2006, by and between Avantair and Aircraft Support LLC. Avantair leases an aircraft from Aircraft Support LLC, an entity in which Steve Santo is the managing member. The lease agreement provides for monthly lease payments of $19,100 for a period of six months and Avantair’s intent is to renew the lease indefinitely.

Avantair has a financing arrangement with the majority stockholder of CNM. The borrowings under this arrangement bear interest at 3.75% over the one-month LIBOR rate per annum and are personally guaranteed by CNM. The terms of the arrangement provide that Avantair repay the borrowings under the line as fractional interests in aircraft are sold. Borrowings outstanding as of September 30, 2006 and June 30, 2006 were $18,537,079 and $22,317,079 respectively. The weighted average interest rates on these borrowings was 3.75% over the one-month LIBOR rate, at September 30, 2006 and June 30, 2006. At September 30, 2006 and June 30, 2006 these rates were 7.125% and 7.9%, respectively. Avantair’s obligations under this credit arrangement are guaranteed by Al Rapetti (Avantair’s former Chairman). On October 2, 2006 Avantair and CNM and its principal stockholders entered into a revolving credit agreement (the “Credit Agreement”) that provides for Avantair to borrow $7,600,000 from CNM. Avantair repaid approximately $19,000,000 of the borrowings under the revolving credit agreement. This amount was repaid in two installments on February 23, 2007 and February 27, 2007. Upon repayment, the balance outstanding was converted into a term loan payable quarterly over three years and bearing interest at 10% per annum. The borrowings under the arrangement will be collateralized by a first priority lien and security interest in all of Avantair’s assets.

The Credit Agreement also provides that if, in addition to making the approximately $19,000,000 payment described above, Avantair makes a deposit of $2,180,474 to an aircraft manufacturer for two aircraft and executes a security interest in all of Avantair’s assets, CNM will enter into a tolling agreement, if such agreement is satisfactory to CNM in its sole discretion. The tolling agreement calls for CNM to dismiss a litigation against Avantair and other defendants without prejudice and forebear from commencing a new litigation for at least one year. The parties entered into the tolling agreement in expectation that any purported debt owed to plaintiffs would be extinguished, thus eliminating the prospect of litigation. On October 23, 2006, the tolling agreement was executed. In addition, the litigation was dismissed on November 1, 2006 without prejudice. This tolling agreement is described in the Definitive Proxy Statement in the section entitled “Information About Avantair - Legal Proceedings” beginning on page 98, which is incorporated herein by reference. Under the Credit Agreement, Avantair also has agreed to provide the principal stockholder of CNM 100 hours use of its aircraft over the three-year period.

On October 2, 2006, Avantair sold 3,237,410 shares of its Class A common stock at $2.78 per share, for total offering proceeds of $9,000,000, of which of which 539,568 shares were sold to then-existing stockholders, including members of management, and 719,425 were sold to entities controlled by Paul Sonkin, who, after giving effect to the acquisition, is the beneficial owner of 16.7% of Avantair’s issued and outstanding stock.

Independence of Directors

Our board of directors has determined that Messrs. Goldberg, Allen and Lepofsky, and Ms. Cuskley are each independent within the meaning of applicable listing rules of The NASDAQ Stock Market, as amended from time to time (“NASDAQ”). Our board of directors has also determined that each member of our Compensation Committee and Nominating and Corporate Governance Committee is independent under applicable NASDAQ rules, and each member of our Audit Committee is independent under Section 10A(m) of the Securities Exchange Act of 1934, as amended, the rules promulgated by the SEC and NASDAQ Rule 4200(a), as amended.

Recent Sales of Unregistered Securities; Use of Proceeds From Registered Securities.

On October 2, 2006, Avantair sold 3,237,410 shares of its Class A common stock at $2.78 per share, for total offering proceeds of $9,000,000. These shares were not sold in an underwritten offering. The shares were purchased by Camelot 27 LLC, John Waters, Jeffrey Kirby, Kevin McKamey, BHP Partners, LLC, Andrew Rosen, Craig Effron, Berdan Holdings LLC, BRMR, LLC, Dalewood Associates, LP, Gracie Capital LP, Hummingbird Value Fund LP, Hummingbird Concentrated Fund LP, Hummingbird Microcap Fund LP, Pleiades Investment Partners-R, LP, Potomac Capital Partners LP, Potomac Capital International Ltd. and Seneca Capital, LP. These shares were issued without registration under applicable securities laws pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. These shares were offered in a privately negotiated transaction and no form of general solicitation or general advertising was used to offer or sell these shares. Each purchaser represented that he or it was an accredited investor within the meaning of Regulation D under the Securities Act of 1933.

Description of Registrant’s Securities

The description of our common stock and other securities is included in our prospectus filed with the SEC on March 4, 2005 in connection with our initial public offering under the section entitled “Description of Securities” beginning on page 34 and in the Definitive Proxy Statement in the section entitled “The Share Authorization Proposal” beginning on page 62, which are both incorporated herein by reference.

Indemnification of Directors and Officers

The description of the Company’s indemnification of Directors and Officer is included in Item 14 of Part II of Amendment No. 2 to our Registration Statement on Form S-1 (file no. 333-121028) filed with the SEC on January 26, 2005, and in the Definitive Proxy Statement in the section entitled “Description of Ardent’s Securities Following The Acquisition – Limitation of Liability of Directors” on page 133, each of which is incorporated herein by reference.

Financial Statements

Reference is made to the disclosure set forth under Item 9.01 of this current report on Form 8-K concerning the financial statements and supplementary data of the Company, which is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 22, 2007, Marc H. Klee, Phillip Goodman and Robert Brill resigned from Ardent’s Board of Directors. In addition, Barry J. Gordon resigned as Chief Executive Officer, Marc H. Klee also resigned as President and Chief Financial Officer, Robert Sroka resigned as Vice President and Alan J. Lowenstein resigned as Vice President. Steven Santo, John Waters, Stephanie Cuskley, A. Clinton Allen and Robert J. Lepofsky were elected to Ardent’s Board of Directors by the existing members of Ardent’s Board of Directors after the Board of Directors was expanded to 7 members. Additionally, Steven Santo was appointed Chief Executive Officer and John Waters was appointed Chief Financial Officer of Ardent by its Board of Directors. Additional information regarding Messers Santo, Waters, Allen and Lepofsky and Ms. Cuskley has been previously reported in the Definitive Proxy Statement. All of such persons were elected to Ardent’s Board of Directors pursuant to the terms of the Purchase Agreement described in Ardent’s Definitive Proxy Statement and the Stockholders Agreement described in Section 1.01 above.

On February 23, 2007, Ardent’s Board of Directors (a) appointed Messers. Goldberg and Lepofsky and Ms. Cuskley to the Company’s Audit Committee, of which Ms. Cuskley will serve as chairperson, (b) appointed Messers. Goldberg and Lepofsky and Ms. Cuskley to the Company’s Corporate Governance and Nominating Committee, of which Mr. Lepofsky will serve as chairperson and (c) appointed Messers. Allen, Goldberg and Lepofsky to the Company’s Compensation Committee, of which Mr. Allen will serve as chairperson.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On February 22, 2007, Ardent filed an amended and restated certificate of incorporation to ensure Ardent’s compliance with the citizenship requirements of U.S. aviation laws after completion of the acquisition and increase the number of shares of common stock which Ardent is authorized to issue from 30,000,000 shares to 75,000,000 shares. The material terms of the amended and restated certificate of incorporation are described in the Definitive Proxy Statement, which is incorporated herein by reference.

On February 22, 2007, Ardent’s board of directors determined to change Ardent’s fiscal year to June 30 in order to coincide with the fiscal year of Avantair. The transition period report relating to the change in fiscal year to June 30 will be filed on Form 10-K.

ITEM 5.05.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On February 23, 2007, Ardent’s board of directors adopted and amended a code of ethics that applies to its directors, officers and employees as well as those of its subsidiaries. A copy of Ardent’s codes of ethics are attached as exhibits to this Current Report. Requests for copies of our codes of ethics should be sent in writing to Avantair, Inc., 4311 General Howard Drive, Clearwater, FL, 33762.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

As described in Item 2.01, on February 22, 2007, Ardent completed the acquisition of Avantair. As a result of this transaction, Ardent is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) The financial statements required to be filed pursuant to Instruction C.3 of Form 8-K and Item 310(c) of Regulation S-B have been previously reported in Ardent’s Schedule 14A.

(b) The unaudited pro forma condensed consolidated balance sheet, dated September 30, 2006 and the unaudited pro forma condensed consolidated statement of operations required to be filed pursuant to Instruction C.3 of Form 8-K and Item 310(d) of Regulation S-B have been previously reported on Ardent’s Schedule 14A.

Exhibits

3.1	Amended and Restated Certificate of Incorporation filed with the State of Delaware on February 22, 2007.

10.1	Stockholders Agreement, dated February 22, 2007 between Ardent Acquisition Corporation and certain holders of Ardent’s common stock.

14.1	Code of Ethics for Directors, Officers and Employees.

14.2	Code of Ethics for Senior Financial Officers and the Principal Executive Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDENT ACQUISITION CORPORATION

Date: February 28, 2007	By:	/s/ Steven Santo
	Name:	Steven Santo
	Title:	Chief Executive Officer